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                                                                    EXHIBIT 12.1

STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        MAY 28 (1) -               YEAR ENDED
                                                        DECEMBER 31,              DECEMBER 31,
                                                           1999                2000           2001
                                                        --------------------------------------------
Earnings
   Income from Continuing Operations                        (699)             (1,838)         (2,224)
   Fixed Charges                                               -                 596           1,125
   Distributions from Equity Investees                    12,124              41,971          45,358
                                                        --------------------------------------------
   Total Earnings                                         11,425              40,729          44,259
                                                        --------------------------------------------
Fixed Charges
   Interest expense                                            - (2)             596 (3)       1,125
                                                        --------------------------------------------
   Total Fixed Charges                                         -                 596           1,125
                                                        --------------------------------------------
Ratio: Earnings/Fixed Charges                                N/A               68.34           39.34
                                                        --------------------------------------------
                                                        --------------------------------------------

(1)  Commencement of operations.
     On May 28, 1999, we acquired a 30% interest in Northern Border Pipeline. Prior to that date, we had no operations.

(2)  We did not incur interest expense in the period May 28 - December 31, 1999.

(3) On September 1, 2000 we drew on our third party revolving credit facility to fund a portion of our acquisition of a 49% general partner interest in Tuscarora and incurred interest expense for four months in 2000.